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                                  Exhibit (11)

                       STERLING BANCORP AND SUBSIDIARIES
                Statement Re: Computation of Per Share Earnings


                                                                      Three Months Ended                  Nine Months Ended
                                                                         September 30,                       September 30,
                                                                   --------------------------------------------------------------
                                                                      1994            1993               1994              1993
                                                                   ----------      ----------         ----------        ----------
Income for primary earnings per share:
   Net income                                                A     $  974,761      $  805,746         $2,847,632        $2,349,468
                                                                   ==========      ==========         ==========        ==========

Income for fully diluted earnings
   per share:
      Net income                                                   $  974,761      $  805,746         $2,847,632        $2,349,468
      Add expenses, net of tax effect
         on assumed conversion of
         Convertible Subordinated
         Debentures:
           Interest                                                   279,277         241,812            757,446           717,551
           Amortization of bond discount
              and expense                                               7,407           3,421             14,149            14,598
                                                                   ----------      ----------         ----------        ----------

      Income for fully diluted shares                        B     $1,261,445      $1,050,979         $3,619,227        $3,081,617
                                                                   ==========      ==========         ==========        ==========

Common shares for primary earnings
   per share:
      Average shares issued                                         6,496,605       6,496,605          6,496,605         6,496,496
      Added assumed conversion at the beginning
         of the period or issuance date if later:
           Stock options                                                --                678                778               226
           ESOP shares allocated                                       17,133           --                13,896             --
      Less: Average Treasury shares                                   150,393         150,393            150,393           150,393
                                                                   ----------      ----------         ----------        ----------
      Average common shares for compu-
         tation of primary earnings
         per share (See Note below)                          C      6,363,345       6,346,890          6,360,886         6,346,329
                                                                   ==========      ==========         ==========        ==========

Common shares for fully diluted
   earnings per share:
      Average common shares                                         6,363,345       6,346,890          6,360,886         6,346,329
      Add assumed conversion at the beginning
        of the period of issuance date if later:
         Convertible Subordinated Debentures                        2,380,913       2,226,093          2,380,913         2,226,093
         Series B preferred shares                                      2,576           2,576              2,576             2,576
         ESOP shares unallocated                                      232,867         250,000            236,104           194,444
         Stock options                                                  --              4,171                 95             1,390
                                                                   -----------     ----------         ----------        ----------
      Average common shares for computation
         of fully diluted earnings per
      share (See Note below)
                                                             D      8,979,701       8,829,730          8,980,574         8,770,833
                                                                   ==========      ==========         ==========        ==========



Per average common share:
   Net income                                          (A / C)      $0.16           $0.13              $0.45             $0.37
                                                                    =====           =====              =====             =====
   Net income assuming full dilution                   (B / D)      $0.14           $0.12              $0.40             $0.35
                                                                    =====           =====              =====             =====



Note:      Based on shares at end of each month.


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